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                                                                    Exhibit 3.17


                            MEMORANDUM OF ASSOCIATION

                                       OF

                          INTERFUND MANAGEMENT LIMITED

                                      INDEX

CLAUSE                                                                   PAGES

1          Name                                                            1

2          Registered Office                                               1

3          Registered Agent                                                1

4          General Objects and Powers                                      1

5          Exclusions                                                      1-2

6          Share Capital                                                   2-3

7          Amendments                                                      3

8          Definitions                                                     4

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                     TERRITORY OF THE BRITISH VIRGIN ISLANDS

                 THE INTERNATIONAL BUSINESS COMPANIES ORDINANCE
                                 (NO 8 of 1984)

                            MEMORANDUM OF ASSOCIATION

                                       OF

                          INTERFUND MANAGEMENT LIMITED

1.    NAME

      The name of the company is Interfund Management Limited.

2.    REGISTERED OFFICE

      The Registered Office of the Company will be the offices of Trident Trust Company (B.V.I.) Limited, P.O. Box 146, Road Town, Tortola, British Virgin Islands or such other place within the British Virgin Islands as the Company from time to time may determine by a resolution of directors.

3.    REGISTERED AGENT

      The Registered Agent of the Company will be Trident Trust Company (B.V.I.) Limited or such other qualified person in the British Virgin Islands as the Company from time to time may determine by a resolution of directors.

4.    GENERAL OBJECTS AND POWERS

      The object of the Company is to engage in any act or activity that is not prohibited under any law for the time being in force in the British Virgin Islands including, but not limited to the provision of Management Services.

      The Company shall have all such powers as are permitted by law for the time being in force in the British Virgin Islands which are necessary or conducive to the conduct, promotion or attainment of the object of the Company.

5.    EXCLUSIONS

      5.1   The Company has no power to:

            5.1.1 carry on business with persons resident in the British Virgin
                  Islands,


                                        1
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            5.1.2 own an interest in real property situate in the British Virgin
                  Islands, other than a lease referred to in paragraph 5.2.5 of sub clause 5.2,

            5.1.3 carry on banking business unless it is licenced to do so under the Banking Act;

            5.1.4 carry on business as an insurance or reinsurance company; or

            5.1.5 carry on the business of providing the registered office for companies.

      5.2 For purposes of paragraph 5.1.1 of sub clause 5.1, the Company shall not be treated as carrying on business with persons resident in the British Virgin Islands if,

            5.2.1 it makes or maintains deposits with a person carrying on business within the British Virgin Islands,

            5.2.2 it makes or maintains professional contact with solicitors, barristers, accountants, bookkeepers, trust companies, administration companies, investment advisers or other similar persons carrying on business within the British Virgin Islands,

            5.2.3 it prepares or maintains books and records within the British
                  Virgin Islands,

            5.2.4 it holds, within the British Virgin Islands, meetings of its directors or members,

            5.2.5 it holds a lease of property for use as an office from which to communicate with members or where books and records of the Company are prepared or maintained,

            5.2.6 it holds shares, debt obligations or other securities in a company incorporated under the International Business Companies Ordinance or under the Companies Act, or

            5.2.7 shares, debt obligations or other securities in the Company are owned by any person resident in the British Virgin Islands or by any company incorporated under the International Business Companies Ordinance or under the Companies Act.

6.    SHARE CAPITAL

      6.1   CURRENCY

            Shares in the Company shall be issued in the currency of The United States of America.
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      6.2   AUTHORISED CAPITAL

            The authorised capital of the Company is US$50,000.00 divided into 50,000 shares of one dollar (US$1.00) par value each.

      6.3   CLASSES OF SHARES

            The shares shall be divided into such number of classes and series as the directors shall by resolution from time to time determine and until so divided shall comprise one class and series.

      6.4   RIGHTS, QUALIFICATIONS OF SHARES

            The directors shall by resolution have the power to issue any class or series of shares that the company is authorised to issue in its capital, original or increased, with or subject to any designations, powers, preferences, rights, qualifications, limitations and restrictions.

      6.5   REGISTERED OR BEARER SHARES

            6.5.1 The directors are authorised at their discretion to determine by resolution whether shares are to be issued as registered shares or as shares to bearer.

            6.5.2 Shares issued as registered shares may be exchanged for shares issued to bearer. Shares issued to bearer may be exchanged for registered shares.

            6.5.3 Notice to the holders of shares issued to bearer shall be sent by prepaid registered post addressed to the addressee to which the original bearer shares were despatched and notice to such address shall constitute proper service upon the bearer of such shares.

      6.6   TRANSFER OF SHARES

            Registered shares in the Company may be transferred subject to the prior or subsequent approval of the Company as evidenced by a resolution of directors or by a resolution of members.

7.    AMENDMENTS

      The Company may amend its Memorandum of Association and Articles of Association in any way permitted by the Ordinance by a resolution of members or a resolution of directors.
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8.    DEFINITIONS

      The meanings of words in this Memorandum of Association are as defined in the Articles of Association annexed hereto.

We, the undersigned of the address stated below for the purpose of incorporating an International Business Company under the laws of the British Virgin Islands hereby subscribe our name to this Memorandum of Association the 27th day of July, 1989 in the presence of the undersigned witness:


NAME AND ADDRESS                        SUBSCRIBER
  OF WITNESS

/s/ Joyce Simon                         /s/ B. R. Goodman

Joyce Simon                             B.V.I. Company Formations Limited
c/o P.O. Box 146,                       P.O. Box 146,
Road Town, Tortola,                     Wickham's Cay 1,
British Virgin Islands.                 Road Town, Tortola,
                                        British Virgin Islands.